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                                                                 Exhibit 99.(n)
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                               LOOMIS SAYLES FUNDS

                            AMENDED AND RESTATED PLAN

       PURSUANT TO RULE 18F-3(D) UNDER THE INVESTMENT COMPANY ACT OF 1940

                              Effective May 8, 2000

         Each of the series of Loomis Sayles Funds (the "Trust") managed by Loomis, Sayles & Company, L.P. ("Loomis Sayles") (each a "Fund" and, together, the "Funds") may from time to time issue one or more of the following classes of shares: Retail Class shares, Institutional Class shares, Admin Class shares, Class J shares and Class A shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Funds' registration statements as from time to time in effect. The differences in expenses among these classes of shares, and the conversion and exchange features of each class of shares, are set forth below in this Plan. Expenses are allocated among the classes of shares of each Fund based upon the net assets of each Fund attributable to shares of each class, except (1) as noted below and
(2) each class may bear Omnibus Account Expenses relating to holders of shares of such class. Omnibus Account Expenses include payments made for sub-accounting, recordkeeping, investor communications, investor servicing, proxy or voting instruction solicitation or tabulation and similar functions and services performed or provided to or with respect to investors who hold shares of such class through any kind of omnibus, "street name," nominee or similar account (that is, an account of record that represents ownership by a beneficial owner or owners other than the owner of record).

         This Plan is subject to change, to the extent permitted by law and by the Agreement and Declaration of Trust and By-laws of each Fund, by action of the Trustees of each Fund.

RETAIL CLASS SHARES

DISTRIBUTION FEES

         Retail Class shares pay distribution fees pursuant to plans adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"). Retail Class shares also bear any costs associated with obtaining shareholder approval of any amendments to a Plan. Pursuant to the Plans, Retail Class shares may pay up to 0.25% of the relevant Fund's average net assets attributable to the Retail Class shares (which percentage may be less for certain Funds, as described in the Funds' registration statements as from time to time in effect). Amounts payable under the Plans are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Fund as from time to time in effect.

EXCHANGE AND CONVERSION FEATURES

         To the extent provided in the registration statement of the relevant Fund as from time to time in effect, Retail Class shares of any Fund may be exchanged, at the holder's option and

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subject to minimum investment requirements, for Retail Class shares of any other Fund that offers Retail Class shares, provided that Retail Class shares of such other Fund are available to residents of the relevant state. Retail Class shares may also be exchanged for shares of certain money market funds advised by Nvest Funds Management, L.P., an affiliate of Loomis Sayles. The Funds reserve the right to terminate or limit the exchange privilege of any shareholder who makes more than four exchanges in a calendar year. The Funds may terminate or change the exchange privilege at any time upon 60 days' notice to shareholders.

         Retail Class shares do not convert to any other class of shares.

INSTITUTIONAL CLASS SHARES

DISTRIBUTION FEES

         Institutional Class shares pay no distribution fees.

EXCHANGE AND CONVERSION FEATURES

         To the extent provided in the registration statement of the relevant Fund as from time to time in effect, Institutional Class shares of any Fund may be exchanged, at the holder's option, for Institutional Class shares of any other Fund that offers Institutional Class shares, provided that Institutional Class shares of such other Fund are available to residents of the relevant state. Institutional Class shares may also be exchanged for shares of certain money market funds advised by Nvest Funds Management, L.P., an affiliate of Loomis Sayles. The Funds reserve the right to terminate or limit the exchange privilege of any shareholder who makes more than four exchanges in a calendar year. The Funds may terminate or change the exchange privilege at any time upon 60 days' notice to shareholders.

         Institutional Class shares do not convert to any other class of shares.

ADMIN CLASS SHARES

ADMINISTRATIVE FEES

         Admin Class shares pay administrative fees to certain financial intermediaries for providing personal service and account maintenance for their customers who hold Admin Class shares. These fees are paid on the average daily net assets attributable to Admin Class shares at the annual rate stated in the Funds' registration statements as from time to time in effect.

DISTRIBUTION AND SERVICE FEES

         Admin Class shares pay distribution and service fees pursuant to Plans. Admin Class shares also bear any costs associated with obtaining shareholder approval of any amendments to a Plan. Pursuant to the Plans, Admin Class shares may pay up to 0.25% of the relevant Fund's

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average net assets attributable to the Admin Class shares (which percentage may be less for certain Funds, as described in the Funds' registration statements as from time to time in effect). Amounts payable under the Plans are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Fund as from time to time in effect.

EXCHANGE AND CONVERSION FEATURES

         To the extent provided in the registration statement of the relevant Fund as from time to time in effect, Admin Class shares of any Fund may be exchanged, at the holder's option and subject to minimum investment requirements, for Admin Class shares of any other Fund that offers Admin Class shares, provided that Admin Class shares of such other Fund are available to residents of the relevant state. Admin Class shares may also be exchanged for shares of certain money market funds advised by Nvest Funds Management, L.P., an affiliate of Loomis Sayles. The Funds reserve the right to terminate or limit the exchange privilege of any shareholder who makes more than four exchanges in a calendar year. The Funds may terminate or change the exchange privilege at any time upon 60 days' notice to shareholders.

         Admin Class shares do not convert to any other class of shares.

CLASS J SHARES

SALES CHARGE

         Class J shares of the Funds are offered at a public offering price that is equal to their net asset value ("NAV") plus a front end sales charge of up to 3.50% of the public offering price (which maximum may be less for certain Funds, as described in the Prospectus). Certain purchases of Class J shares may qualify for a waived or reduced front end sales charge.

DISTRIBUTION AND SERVICE FEES

         Class J shares pay distribution and service fees pursuant to Plans. Class J shares also bear any costs associated with obtaining shareholder approval of any amendments to a Plan. Pursuant to the Plans, Class J shares may pay up to 0.75% of the relevant Fund's average net assets attributable to the Class J shares (which percentage may be less for certain Funds, as described in the Funds' registration statements as from time to time in effect). Amounts payable under the Plans are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Fund as from time to time in effect.

EXCHANGE AND CONVERSION FEATURES

         To the extent provided in the registration statement of the relevant Fund as from time to time in effect, Class J shares of any Fund may be exchanged, at the holder's option and subject to minimum investment requirements, for Class J shares of any other Fund that offers Class J

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shares, provided that Class J shares of such other Fund are available to residents of the relevant state. The Funds reserve the right to terminate or limit the exchange privilege of any shareholder who makes more than four exchanges in a calendar year. The Funds may terminate or change the exchange privilege at any time upon 60 days' notice to shareholders.

         Class J shares do not convert to any other class of shares.

CLASS A SHARES

SALES CHARGE

         Class A shares of the Funds are offered at a public offering price that is equal to their net asset value ("NAV") plus a front end sales charge of up to 5.75% of the public offering price (which maximum may be less for certain Funds, as described in the Prospectus). Certain purchases of Class A shares may qualify for a waived or reduced front end sales charge.

DISTRIBUTION AND SERVICE FEES

         Class A shares pay distribution and service fees pursuant to Plans. Class A shares also bear any costs associated with obtaining shareholder approval of any amendments to a Plan. Pursuant to the Plans, Class A shares may pay up to 0.25% of the relevant Fund's average net assets attributable to the Class A shares (which percentage may be less for certain Funds, as described in the Funds' registration statements as from time to time in effect). Amounts payable under the Plans are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Fund as from time to time in effect.

EXCHANGE AND CONVERSION FEATURES

         To the extent provided in the registration statement of the relevant Fund as from time to time in effect, Class A shares of any Fund may be exchanged, at the holder's option, for Class A shares of any other Fund that offers Class A shares, provided that Class A shares of such other Fund are available to residents of the relevant state. Class A shares may also be exchanged for shares of certain money market funds advised by Nvest Funds Management, L.P., an affiliate of Loomis Sayles. The Funds reserve the right to terminate or limit the exchange privilege of any shareholder who makes more than four exchanges in a calendar year. The Funds may terminate or change the exchange privilege at any time upon 60 days' notice to shareholders.

         Class A shares do not convert to any other class of shares.

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EMERGING MARKETS FUND AND HIGH YIELD FUND

         In addition to the expenses described above, shares of the Loomis Sayles Emerging Markets Fund and the Loomis Sayles High Yield Fund are subject to a contingent deferred sales charge ("CDSC"), which currently is 2.00% of the dollar amount of shares of these Funds that are redeemed or exchanged within one year of purchase. This CDSC may be waived by Loomis Sayles in its sole discretion if Loomis Sayles determines that minimal brokerage and transaction costs are incurred in connection with the redemption or exchange.